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                                                                 EXHIBIT 5.01

                       [LETTERHEAD OF FENWICK & WEST LLP]



                                 March 16, 1998


Ocular Sciences, Inc.
475 Eccles Avenue
South San Francisco, CA 94080

Gentlemen/Ladies:


     At your request, we have examined the Registration Statement on Form S-1 (the "Registration Statement") filed by you with the Securities and Exchange Commission (the "Commission") on February 20, 1998 (Registration Number 333-46669), Amendment No. 1 to such Registration Statement filed by you with the Commission on February 27, 1998, and Amendment No. 2 to such Registration Statement to be filed by you with the Commission on March 16, 1998 (collectively, the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 4,634,500 shares of your Common Stock (the "Stock"), 4,594,500 of which are presently issued and outstanding and 10,000 shares of which will be issued and outstanding upon proper exercise of stock options to purchase such shares (the "Option Shares"), all of which will be sold by certain selling stockholders (the "Selling Stockholders"), and 30,000 shares to be issued and sold by you.

     In rendering this opinion, we have examined the following:

     (1)  the Registration Statement, including exhibits;

     (2) your registration statement on Form S-8 (File Number 333-22999) filed with the Commission on August 6, 1997;

     (3) the Stock Option Grant and Stock Option Exercise Agreement covering the Option Shares;

     (4)  the Prospectus prepared in connection with the Registration Statement;

     (5) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in your minute books and the minute books of your predecessor, O.S.I. Corporation, a California corporation ("O.S.I. California"), that are in our possession;

     (6) the documentation relating to the acquisition of the shares to be sold by each Selling Stockholder pursuant to the Registration Statement;

     (7) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations; and

     (8) the Custody Agreement, Transmittal Letter and Powers of Attorney signed by the Selling Stockholders in connection with the sale of Stock described in the Registration Statement.
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Ocular Sciences, Inc.
March 16, 1998
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     We have also confirmed the continued effectiveness of the Company's registration under the Securities Exchange Act of 1934, as amended, by telephone call to the offices of the Commission and have confirmed your eligibility to use Form S-1.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed terminations, modifications, waivers or amendments to any documents reviewed by us and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would lead us to believe that the opinion expressed herein is not accurate.

     We are admitted to practice law in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the State of California and the existing Delaware General Corporation Law without reference to case law or secondary sources.

     Based upon the foregoing, it is our opinion that (i) up to 4,594,500 shares of Stock to be sold by the Selling Stockholders pursuant to the Registration Statement are validly issued, fully paid and nonassessable, (ii) the Option Shares to be sold by the Selling Shareholders, upon proper exercise of stock options to purchase such shares, and payment therefor in accordance with the Stock Option Grant and the Stock Option Exercise Agreement governing the issuance thereof, will be validly issued, fully paid and nonassessable, and
(iii) the 30,000 shares of Stock to be issued and sold by you, when issued and sold in the manner referred to in the relevant Prospectus associated with the Registration Statement, will be validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

     This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.

                                   Very truly yours,

                                   FENWICK & WEST LLP



                                   By: /s/ Barry J. Kramer, Esq.
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